EXHIBIT 99.1
International Headquarters
7150 Mississauga Road
Mississauga, Ontario L5N 8M5
Phone: 905.286.3000
Fax: 905.286.3050
Contact Information:
Laurie W. Little
949-461-6002
laurie.little@valeant.com
VALEANT PHARMACEUTICALS REPORTS
2011 SECOND QUARTER FINANCIAL RESULTS
•	2011 Second Quarter Total Revenue $609 million, including $40 million related to Trobalt milestone

•	Total pro forma revenue growth for the combined company was approximately 27%
•	Excluding the impact of foreign exchange, acquisitions and milestones, pro forma organic growth was approximately 4%

•	Also excluding impact from Diastat and Efudex, pro forma organic growth for the combined company was approximately 7%
•	2011 Second Quarter GAAP EPS $0.17; Cash EPS $0.73,
•	Includes $0.06 gain from Cephalon investment
•	2011 Second Quarter GAAP Cash Flow from Operations was $227 million; Adjusted Cash Flow from Operations was $260 million

•	2011 Cash EPS Guidance raised to $2.70 — $3.00
     Mississauga, Ontario — August 4, 2011 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) announces second quarter financial results for 2011.
     “The second quarter once again demonstrated the strength of our diversified business model,” stated J. Michael Pearson, chairman and chief executive officer. “While the organic growth in our U.S. operations faced a number of headwinds this quarter, such as a tough comparison to the second quarter of 2010 when Legacy Biovail product sales were at unusually high levels, coupled with lower than expected results delivered by partnered Legacy Biovail generic products, we still delivered solid pro forma organic growth. We remain confident that our full year pro forma organic growth should be approximately 8 percent due in part to the strong performance from our businesses in Europe, Latin America, Canada and Australia. In

addition, we are pleased to report that our cash flow from operations generation was particularly robust this quarter, demonstrating the solid execution of our business strategy.”
Revenue
     Total revenue was $609.4 million in the second quarter of 2011 as compared to $238.8 million in the second quarter of 2010. Included in total revenue for 2011 was $40.0 million of alliance and royalty revenue related to the milestone payment for European launch of retigabine (Trobalt) from GlaxoSmithKline (GSK). Product sales were $530.0 million in the second quarter of 2011, as compared to $231.2 million in the year-ago quarter. These increases are primarily due to the acquisition of Valeant Pharmaceuticals International (Legacy Valeant) by Biovail Corporation (Legacy Biovail) which was completed in September 2010. In connection with the acquisition, Biovail was renamed Valeant Pharmaceuticals International, Inc. GAAP results for the second quarter of 2010 only reflect Legacy Biovail revenues and do not include any revenues from Legacy Valeant.
     Total pro forma revenue growth for the combined company (Legacy Biovail and Legacy Valeant) was approximately 27% for the second quarter of 2011. Pro forma organic revenue growth for the combined company, excluding the impact of foreign exchange and acquisitions, was approximately 4% for the second quarter of 2011. Also, excluding the genericization impact from Diastat and Efudex, pro forma organic revenue growth for the combined company was approximately 7%.
Operating Expenses and Gain on Investments
     The Company’s cost of goods sold, excluding amortization of intangibles, was $169.9 million in the second quarter of 2011 and represented 32% of product sales. This number in the second quarter of 2011 included $18.2 million in acquisition step up and amortization primarily related to the acquisition of PharmaSwiss. Excluding the adjustments, cost of goods for the second quarter of 2011 was 29% of product sales.
     Selling, General and Administrative expenses were $149.7 million in the second quarter of 2011, which includes a $16.1 million step-up in stock based compensation expenses related to the acquisition of Legacy Valeant. Excluding the step-up in stock based compensation, SG&A was approximately 25% of product sales and service and other revenue. Research and Development expenses were $17.8 million in the second quarter of 2011, or approximately 3% of revenue.
     In connection with an offer to acquire Cephalon, Inc., Valeant acquired approximately 1.0 million shares of common stock of Cephalon. Subsequently, Cephalon agreed to be acquired by Teva Pharmaceuticals Industries Inc. and consequently, Valeant disposed of its entire investment, which resulted in a realized gain of approximately $0.06 diluted earnings per share.

Net Income and Cash Flow from Operating Activities
     The Company reported net income of $56.4 million for the second quarter of 2011, or $0.17 per diluted share. On a Cash EPS basis, income was $240.2 million, or $0.73 per diluted share.
     GAAP cash flow from operating activities was $227 million in the second quarter of 2011, and adjusted cash flow from operations was $260 million in the second quarter of 2011.
Securities Repurchase Program
     Since March 31st, 2011, under Valeant’s securities repurchase program, the Company repurchased an additional $68 million principal amount of the 5.375% senior convertible notes due 2014, for an aggregate purchase price of $244 million, bringing the aggregate repurchases to $247 million of the $350 million face value of the 5.375% convertible notes.
2011 Guidance
     The Company is raising its previous Cash EPS guidance to $2.70 to $3.00 in 2011, as compared to prior guidance of $2.65 to $2.90.
Conference Call and Webcast Information
     The Company will host a conference call and a live Internet webcast along with a slide presentation today at 10:00 a.m. ET (7:00 a.m. PT), August 4, 2011 to discuss its second quarter financial results for 2011. The dial-in number to participate on this call is (877) 295-5743, confirmation code 84713375. International callers should dial (973) 200-3961, confirmation code 84713375. A replay will be available approximately two hours following the conclusion of the conference call through August 11, 2011 and can be accessed by dialing (855) 859-2056, or (404) 537-3406, confirmation code 84713375. The live webcast of the conference call may be accessed through the investor relations section of the Company’s corporate website at www.valeant.com.
About Valeant
     Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops and markets a broad range of pharmaceutical products primarily in the areas of neurology, dermatology and branded generics. More information about Valeant can be found at www.valeant.com.
Forward-looking Statements
     This press release may contain forward-looking statements, including, but not limited to, statements regarding our expected growth and Cash EPS guidance for 2011. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,”

“should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company’s most recent annual or quarterly report filed with the Securities and Exchange Commission (“SEC”) and risks and uncertainties as detailed from time to time in Valeant’s filings with the SEC and the Canadian Securities Administrators (“CSA”), which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.
Note on Guidance
     The guidance contained in this press release is only effective as of the date given, August 4, 2011, and will not be updated or confirmed until the Company publicly announces updated or affirmed guidance.
Non-GAAP Information
     To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & property, plant and equipment step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, integration and acquisition-related costs, acquired in-process research and development (“IPR&D”), legal settlements outside the ordinary course of business, amortization and other non-cash charges, amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on investments, net, and adjusts tax expense to cash taxes. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP. Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
Financial Tables follow.

###

Table 1
Valeant Pharmaceuticals International, Inc.
Condensed Consolidated Statement of Income
For the Three and Six Months Ended June 30, 2011 and 2010

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In thousands, except per share data)	2011	2010(a)	% Change	2011	2010(a)	% Change
Product sales	$530,035	$231,245	NM	$1,030,456	$443,278	NM
Alliance and royalty	65,988	4,647	NM	124,402	8,996	NM
Service and other	13,364	2,879	NM	19,555	6,132	NM

Total revenues	609,387	238,771	NM	1,174,413	458,406	NM

Cost of goods sold (exclusive amortization of intangible assets shown separately below)	169,912	63,850	NM	339,199	122,805	NM
Cost of services	3,395	3,372	NM	6,605	6,679	NM
Cost of alliances	—	—	NM	30,735	—	NM
Selling, general and administrative (“SG&A”)	149,657	45,094	NM	289,163	88,607	NM
Research and development	17,764	23,644	NM	31,434	36,221	NM
Contingent consideration fair value adjustments	1,752	—	NM	2,138	—	NM
Acquired in-process research and development	2,000	10,242	NM	4,000	61,245	NM
Legal settlements	2,000	—	NM	2,400	—	NM
Restructuring and acquisition-related costs	29,495	10,458	NM	48,541	11,071	NM
Amortization of intangible assets	114,946	33,299	NM	226,989	66,599	NM

	490,921	189,959		981,204	393,227

Operating income	118,466	48,812		193,209	65,179

Interest expense, net	(81,987)	(9,718)		(149,935)	(19,357)
Loss on extinguishment of debt	(14,748)	—		(23,010)	—
Gain (loss) on investments, net	21,158	(392)		22,927	(547)
Other income, net including translation and exchange	847	667		3,654	44

Income before (recovery of) provision for income taxes	43,736	39,369		46,845	45,319

(Recovery of) provision for income taxes	(12,624)	5,400		(15,997)	14,500

Net income	$56,360	$33,969		$62,842	$30,819

Earnings per share:

Basic:
Net income	$0.19	$0.21		$0.21	$0.19

Shares used in per share computation	303,426	158,510		303,587	158,449

Diluted:
Net income	$0.17	$0.21		$0.19	$0.19

Shares used in per share computation	331,369	161,019		332,130	160,115

(a)   Prior year amounts have been modified to conform to the 2011 disclosure.

Table 2
Valeant Pharmaceuticals International, Inc.
Reconciliation of GAAP EPS to Adjusted Non-GAAP (Cash) EPS
For the Three and Six Months Ended June 30, 2011 and 2010

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In thousands, except per share data)	2011	2010		2011	2010(a)
Net income	$56,360	$33,969	(a)	$62,842	$30,819

Non-GAAP adjustments (b)(c):
Inventory step-up (d)	16,262	—		46,171	—
Alliance product assets & pp&e step-up (e)	275	—		19,340	—
Stock-based compensation step-up (f)	16,070	—		39,407	—
Contingent consideration fair value adjustments	1,752	—		2,138	—
Restructuring, integration and acquisition-related costs (g)	29,495	10,458		48,541	11,071
Acquired in-process research and development	2,000	10,242		4,000	61,245
Legal settlements	2,000	—		2,400	—
Amortization and other non-cash charges	116,869	35,950		231,397	72,078

	184,723	56,650		393,394	144,394
Amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest	3,138	4,169		6,348	8,282
Loss on extinguishment of debt	14,748	—		23,010	—
(Gain) loss on investments, net	—	392		(1,769)	547
Tax	(18,724)	700		(38,497)	5,000

Total adjustments	183,885	61,911		382,486	158,223

Adjusted income	$240,245	$95,880		$445,328	$189,042

GAAP earnings per share — diluted	$0.17	$0.21		$0.19	$0.19

Adjusted Non-GAAP (Cash) earnings per share — diluted	$0.73	$0.60		$1.34	$1.18

Non-GAAP benefit from the out-license of Cloderm (e)				$0.06

Adjusted Non-GAAP (Cash) earnings per share — diluted (excluding the Non-GAAP benefit from the out-license of Cloderm) (e)				$1.28

Shares used in diluted per share calculation — Adjusted Non-GAAP (Cash) earnings per share	331,369	161,019		332,130	160,115

(a)	Prior year non-GAAP adjustments have been modified to conform to the 2011 disclosure.

(b)	To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as amortization of inventory step-up, amortization of alliance product assets & pp&e step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, integration and acquisition-related costs, acquired in-process research and development (“IPR&D”), legal settlements outside the ordinary course of business, amortization and other non-cash charges, amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on investments, net, and adjusts tax expense to cash taxes. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP.

Therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

(c)	This table includes Adjusted Non-GAAP (Cash) Earnings Per Share, which is a non-GAAP financial measure that represents earnings per share, excluding amortization of inventory step-up, alliance product assets & pp&e step up, stock-based compensation step-up, contingent consideration fair value adjustments, restructuring, integration and acquisition-related costs, acquired in-process research and development (“IPR&D”), legal settlements outside the ordinary course of business, amortization and other non-cash charges, amortization of deferred financing costs, debt discounts and ASC 470-20 (FSP APB 14-1) interest, loss on extinguishment of debt, (gain) loss on investments, net, and adjusts tax expense to cash taxes.

(d)	ASC 805, accounting for business combinations requires an inventory fair value step-up. The impact of the amortization of this step-up is included in cost of goods sold. For the three and six months ended June 30, 2011 the total impact is $16.3 million and $46.2 million, respectively. For the three and six months ended June 30, 2011 a total of $1.0 million and $27.4 million related to the merger with Valeant Pharmaceutical International, respectively and $15.3 million and $18.8 million related to the acquisition of Pharma Swiss SA on March 10, 2011, respectively.

(e)	Alliance product assets & pp&e step-up represents the step up to fair market value from Legacy Valeant’s original cost resulting from the merger of Legacy Valeant into Legacy Biovail. The impact of the amortization of this step-up is included in cost of alliance and royalty & SG&A. For the three and six months ended June 30, 2011 the total impact is $0.3 million and $19.3 million, respectively.

(f)	Total stock-based compensation for the three and six months ended June 30, 2011 was $25.6 million and $55.5 million, of which $16.1 million and $39.4 million reflect the amortization of the fair value step-up increment resulting from the merger, respectively.

(g)	Restructuring, integration and acquisition-related costs for the three and six months ended June 30, 2011 represent costs related to the merger of Legacy Valeant and Legacy Biovail. These include $13.0 million and $17.1 million related to facility related costs, $5.3 million and $10.2 million related to contract cancellation fees, consulting, legal and other, $4.4 million and $9.3 million related to employee severance costs, $0.3 million and $3.6 million related to increases in deferred stock unit values related to directors retired as a result of the merger between Legacy Valeant and Legacy Biovail, $1.9 million and $3.4 million related to acquisition costs, $3.3 million and $3.3 million related to manufacturing integration, and $1.3 million and $1.6 million related to wind down costs, respectively.

Table 3
Valeant Pharmaceuticals International, Inc.
Statement of Revenue — by Segment
For the Three and Six Months Ended June 30, 2011 and 2010
(In thousands)

	Three Months Ended
	June 30,
					2011
					excluding
			%	2011	currency	%
	2011	2010	Change	currency	impact	Change
	GAAP	GAAP	(c)	impact	non-GAAP	(c)
Revenue (a)(b)
U.S. Neurology & Other	$234,503	$159,074	47%	$—	$234,503	47%
U.S. Dermatology	109,854	41,418	165%	(203)	109,651	165%

Total U.S.	344,357	200,492	72%	(203)	344,154	72%
Canada/Australia	83,999	28,884	191%	(7,099)	76,900	166%

Specialty Pharmaceuticals	428,356	229,376	87%	(7,302)	421,054	84%

Branded Generics — Europe	116,300	9,395	1138%	(19,173)	102,016	986%
Branded Generics — Latin America	64,731	—	NM	(2,598)	59,383	NM

Branded Generics	181,031	9,395	NM	(21,771)	161,399	NM

Total revenue	$609,387	$238,771	155%	$(26,934)	$582,453	144%

	Six Months Ended
	June 30,
					2011
			%	2011	excluding	%
			Change	currency	currency	Change
	2011	2010	(c)	impact	impact	(c)
Revenue (a)(b)
U.S. Neurology & Other	$444,102	$307,378	44%	$—	$444,102	44%
U.S. Dermatology	262,560	80,392	227%	(218)	262,342	226%

Total U.S.	706,662	387,770	82%	(218)	706,444	82%
Canada/Australia	154,244	53,396	189%	(11,593)	142,651	167%

Specialty Pharmaceuticals	860,906	441,166	95%	(11,811)	849,095	92%

Branded generics — Europe	192,393	17,240	1016%	(14,358)	178,035	933%
Branded generics — Latin America	121,114	—	NM	(8,608)	112,506	NM

Branded Generics	313,507	17,240	NM	(22,966)	290,541	NM

Total revenue	$1,174,413	$458,406	156%	$(34,777)	$1,139,636	149%

(a)	Note: Currency effect for constant currency sales is determined by comparing 2011 reported amounts adjusted to exclude currency impact, calculated using 2010 monthly average exchange rates, to the actual 2010 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.

(b)	See footnote (b) to Table 2.

(c)	The % change reflects revenue for the combined company for the three and six months ended June 30, 2011 as compared to Legacy Biovail alone for the three and six months ended June 30, 2010.

Table 4
Valeant Pharmaceuticals International, Inc.
Reconciliation of GAAP Statement of Cost of Goods Sold to Non-GAAP Statement Cost of Goods Sold — by Segment
For the Three and Six Months Ended June 30, 2011
(In thousands)

Cost of goods sold (a)	Three Months Ended					Six Months Ended
	June 30,					June 30,
				2011					2011
				excluding					excluding
			2011	fair value				2011	fair value
			fair value	step-up				fair value	step-up
			step-up	adjustment				step-up	adjustment
			adjustment	to inventory				adjustment	to inventory
	2011	%	to inventory	and		2011	% of	to inventory	and
	as reported	of product	and	amortization	%	as reported	product	and	amortization	%
	GAAP	sales	amortization(b)	non-GAAP	of product sales	GAAP	sales	amortization(b)	non-GAAP	of product sales
U.S. Neurology & Other	$35,391	19%	$1,918	$33,473	18%	$81,775	21%	$13,320	$68,455	17%
U.S. Dermatology	12,291	15%	—	12,291	15%	46,994	27%	7,696	39,298	22%
Canada/Australia	23,694	29%	699	22,995	28%	44,927	30%	3,466	41,461	27%
Branded Generics — Europe	72,218	64%	15,275	56,943	50%	112,222	60%	20,579	91,643	49%
Branded Generics — Latin America	26,018	40%	287	25,731	40%	52,546	43%	4,981	47,565	39%

Corporate	300		—	300		735		—	735

	$169,912	32%	$18,179	$151,733	29%	$339,199	33%	$50,042	$289,157	28%

(a)	See footnote (b) to Table 2.

(b)	For the three and six months ended June 30, 2011 U.S. Neurology and Other and U.S. Dermatology include $0 and $9.4 million and $0 and $7.7 million of fair value step-up adjustment to inventory, respectively and in the three and six months ended June 30, 2011 U.S. Neurology and Other includes $2.0 million and $3.9 million of amortization, respectively.

Table 5
Valeant Pharmaceuticals International, Inc.
Consolidated Balance Sheet and Other Data
(In thousands)
5.1 Cash

	As of	As of
	June 30,	December 31,
	2011	2010
Cash and cash equivalents	$238,945	$394,269
Marketable securities	2,954	6,083

Total cash and marketable securities	$241,899	$400,352

Debt

Convertible notes	$102,617	$417,555
Senior notes	4,326,672	2,185,822
Term loan A facility	—	975,000
Revolving credit facility	100,000	—
Other	17,500	16,900

	4,546,789	3,595,277
Less: Current portion	(17,500)	(116,900)

	$4,529,289	$3,478,377

5.2 Summary of Cash Flow Statement

	Three Months Ended
	June 30,
	2011	2010
Cash flow provided by (used in):

Net cash provided by (used in) operating activities (GAAP)	$226,656	$108,913
Restructuring and acquisition-related costs	29,495	10,458
Payment of legal settlements	2,000	—
Effect of ASC 470-20 (FSP APB 14-1)	2,712	—
Working capital change related to Zovirax transaction (a)	(28,671)	—
Working capital change related to Elidel	8,471	—
Tax benefits from stock options exercised (b)	7,566	—
Non-Cash adjustments to Income Taxes Payable	13,730	—
Changes in working capital related to restructuring and acquisition-related costs	(2,419)	—

Adjusted cash flow from operations (Non-GAAP) (c)	$259,540	$119,371

(a)	Includes reversal of one time impact to accounts receivable, inventory and accounts payable associated with Zovirax transaction and launch of 30g ointment recorded in Q1.

(b)	Includes stock option tax benefit which will reduce taxes in future periods.

(c)	See footnote (b) to Table 2.

Valeant Pharmaceuticals International
Pro Forma Organic Growth — by Segment
For the Three and Six Months Ended June 30, 2011
(In thousands)

	Three Months Ended
	June 30,
									June QTD
				(a)			(d) (e)	June QTD	growth at
				June QTD	June QTD		June QTD	excluding	constant
	(b)	(b) (c)		2011	excluding		acquisition	currency &	currency,
	June QTD	June QTD		currency	currency		impact at	acquisition	net of
	2011	2010	% Change	impact	impact	% Change	2010 rates	impact	acquisitions
U.S. Dermatology	$79,596	$77,015	3%	$(11)	$79,585	3%	$(1,069)	$78,516	2%
U.S. Neurology & Other (f)	190,360	203,296	-6%	—	190,360	-6%	—	190,360	-6%
Total U.S.	269,956	280,311	-4%	(11)	269,945	-4%	(1,069)	268,876	-4%
Canada/Australia	82,507	65,562	26%	(7,266)	75,241	15%	(1,191)	74,050	13%

Specialty pharmaceuticals	352,463	345,873	2%	(7,277)	345,186	0%	(2,260)	342,926	-1%
Branded generics — Latin America	64,732	51,771	25%	(5,348)	59,384	15%	—	59,384	15%
Branded generics — Europe	112,840	50,179	125%	(13,977)	98,863	97%	(40,507)	58,356	16%

Branded Generics	177,572	101,950	74%	(19,325)	158,247	55%	(40,507)	117,740	15%

Total product sales	530,035	447,823	18%	(26,602)	503,433	12%	(42,767)	460,666	3%
Total Royalty, Alliance & Service Revenue	79,352	43,642	82%	—	79,352	82%	18,318	97,670	124%
Total Revenue (h)	609,387	491,465		(26,602)	582,785		(24,449)	558,336	14%

Less Milestones	(46,500)	—		—	(46,500)		—	(46,500)

Total Adjusted Revenue	$562,887	$491,465	15%	$(26,602)	$536,285	9%	$(24,449)	$511,836	4%

Add: JV Revenue (g)	$641	$32		$—	$641		$—	$641

Total	$563,528	$491,497	15%	$(26,602)	$536,926	9%	$(24,449)	$512,477	4%

Organic Growth — Excluding Diastat & Efudex
Diastat Adjustment	$3,085	$13,822	-78%	$—	$3,085	-78%	$—	$3,085	-78%
U.S. Neurology & Other	187,275	189,474	-1%	—	187,275	-1%	—	187,275	-1%

Efudex Adjustment	3,275	4,338	-25%	—	3,275	-25%	—	3,275	-25%
U.S. Dermatology	76,321	72,677	5%	(11)	76,310	5%	(1,069)	75,241	4%

Total product sales	523,675	429,663	22%	(26,602)	497,073	16%	(42,767)	454,306	6%

Total Organic Revenue	$556,527	$473,305	18%	$(26,602)	$529,925	12%	$(24,449)	$505,476	7%

	Six Months Ended
	June 30,
									June YTD
				(a)			(d) (e)	June YTD	growth at
				June YTD	June YTD		June YTD	excluding	constant
	(b)	(b) (c)		2011	excluding		Acquisition	currency &	currency,
	June YTD	June YTD		currency	currency		impact at	acquisition	net of
	2011	2010	% Change	impact	impact	% Change	2010 rates	impact	acquisitions
U.S. Dermatology	$175,400	$150,514	17%	$(36)	$175,364	17%	$(7,600)	$167,764	11%
U.S. Neurology & Other (f)	394,416	393,009	0%	—	394,416	0%	(20,625)	373,791	-5%
Total U.S.	569,816	543,523	5%	(36)	569,780	5%	(28,225)	541,555	0%
Canada/Australia	151,103	124,340	22%	(11,708)	139,395	12%	(5,034)	134,361	8%

Specialty pharmaceuticals	720,919	667,863	8%	(11,744)	709,175	6%	(33,259)	675,916	1%
Branded generics — Latin America	121,115	93,829	29%	(8,608)	112,507	20%	(6,471)	106,036	13%
Branded generics — Europe	188,422	99,730	89%	(14,119)	174,303	75%	(55,429)	118,874	19%

Branded Generics	309,537	193,559	60%	(22,727)	286,810	48%	(61,900)	224,910	16%

Total product sales	1,030,456	861,422	20%	(34,471)	995,985	16%	(95,159)	900,826	5%
Total Royalty, Alliance & Service Revenue	143,957	78,728	83%	—	143,957	83%	30,481	174,438	122%
Total Revenue (h)	1,174,413	940,150		(34,471)	1,139,942		(64,678)	1,075,264

Less Milestones	(83,000)	—		—	(83,000)		—	(83,000)

Total Adjusted Revenue	$1,091,413	$940,150	16%	$(34,471)	$1,056,942	12%	$(64,678)	$992,264	6%

Add: JV Revenue (g)	$871	$64		$—	$871		$—	$871

Total	$1,092,284	$940,214	16%	$(34,471)	$1,057,813	13%	$(64,678)	$993,135	6%

Organic Growth — Excluding Diastat & Efudex
Diastat Adjustment	$10,999	$29,686	-63%	$—	$10,999	-63%	$—	$10,999	-63%
U.S. Neurology & Other	383,417	363,323	6%	—	383,417	6%	(20,625)	362,792	0%

Efudex Adjustment	4,905	14,645	-67%	—	4,905	-67%	—	4,905	-67%
U.S. Dermatology	170,495	135,869	25%	(36)	170,459	25%	(7,600)	162,859	20%

Total product sales	1,014,552	817,091	24%	(34,471)	980,081	20%	(95,159)	884,922	8%

Total Organic Revenue	$1,075,509	$895,819	20%	$(34,471)	$1,041,038	16%	$(64,678)	$976,360	9%

(a)	See footnote (a) to Table 3.

(b)	See footnote (b) to Table 2.

(c)	Combined Legacy Biovail and Legacy Valeant product sales and royalty, alliance and service revenue.

(d)	All prior year acquisitions included in organic growth.

(e)	2011 increases/decreases related to acquisitions/divestitures, respectively are included on a pro forma basis

(f)	2010 data includes adjustments for timing of revenues on certain partnered products of $2.9M in June QTD and $5.8M in June YTD.

(g)	Represents JV revenue not included in Consolidated Valeant revenues

(h)	2010 Includes Legacy Biovail GAAP revenues of $238.8M and $458.4M and Legacy Valeant GAAP revenues of $255.6M and $487.6M for Q2 and Q2 YTD respectively , adjusted per note f.